SECOND AMENDMENT TO LEASE AGREEMENT

         SECOND AMENDMENT TO LEASE AGREEMENT entered into as of the 1st day of January 1998, by and between Michael J. Spector and Margaret
D. Spector (hereinafter referred to collectively as the "Lessors") and Margo Nursery Farms, Inc. (the "Company") a Puerto Rico

corporation.

         WHEREAS, the Lessors and the Company entered into a Lease Agreement dated as of January 1, 1993 (the "Lease Agreement") pursuant to which the Lessors leased to the Company 90 cuerdas of property (the "Original Demised Premises") located in Vega Alta, Puerto Rico, in which the Company currently operates a nursery farms;

         WHEREAS, the Lease Agreement was amended by a First Amendment to Lease Agreement dated as of January 1, 1994, pursuant to which the Lessors agreed to lease to the Company an additional 20 acre parcel of land (the "Additional Demised Premises") also for use as part of the Company's nursery farm business;

         WHEREAS, the Company has exercised its option to renew the lease of the Original Demised Premises for an additional five year period.

         WHEREAS, the term of the lease for the Additional Demised Premises was not subject to a renewal option and expired on December 31, 1997;

         WHEREAS, the parties have agreed to continue the lease arrangement for the Additional Demised Premises on a month-to-month basis as well as certain other amendments to the Lease Agreement;


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         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Section 2 of the Lease Agreement, as amended, is hereby amended to read in its entirety as follows:

                  "Term: The Property is leased for a five (5) year term (as such term may be extended pursuant to Section 4 hereof, hereinafter referred to as the "Term"), commencing on January 1, 1993 and ending on December 31, 1997. Notwithstanding the election of the Lessee to exercise its option to renew the term of this Lease as it relates to the Demised Premises for an additional five year term ending on December 31, 2002, the term of this Lease with respect to the Additional Demised Premises is extended on a month-to-month basis at a monthly rental of $1,750 per month; provided, however, that either party may terminate the lease for the Additional Demised Premises by giving the other party thirty (30) days' prior notice of its intention to terminate the lease.

         2. Section 7 of the Lease Agreement, as amended, is hereby amended by adding a new subparagraph (d) to read in its entirety as follows:

                    "(d) Anything herein to the contrary notwithstanding, upon the termination of this Lease Agreement with respect to the Additional Demised Premises, the Lessor shall be obligated to the Leasee the book value of the Lessee's leasehold improvements on the Additional Demised Premises

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                    as of the date of such termination". The Lessor shall have until March 1, 2001, to pay such amount and no interest will accrue on such amount pending payment.

         3. Except as specifically amended hereby, the Lease Agreement shall remain in full force and effect. This Second Amendment to Lease Agreement does not constitute a waiver or modification of the rights or obligations of any party except as explicitly set forth above.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment To Lease Agreement as of the date first above written.

                                               LESSOR:

                                                     /s/ Michael J. Spector
                                                    ---------------------------
                                                         Michael J. Spector

                                                     /s/ Margaret D. Spector
                                                    ---------------------------
                                                         Margaret D. Spector


                                               LESSEE:

                                                       Margo Nursery Farms, Inc.

                                                   By:   /s/ Alfonso Ortega
                                                         -----------------------
                                                 Name:   Alfonso Ortega
                                                Title:   Vice President &
                                                         Chief Financial Officer